CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2001, relating to the financial statements and financial highlights which appears in the April 30, 2001 Annual Report to Shareholders of The Kenwood Funds, which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights of the Fund" in the Prospectus and "Auditors" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers
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Milwaukee, WI
August 28, 2001